Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: +352 2469 7950
E: Michelle.Esterman@altisource.lu

ALTISOURCE ANNOUNCES THIRD QUARTER RESULTS

Luxembourg, October 27, 2016 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS) today reported financial results for the third quarter of 2016, reporting strong cash flows from operations and service revenue. Service revenue growth from non-Ocwen customers and higher property preservation referrals from Ocwen largely offset the expected loss in revenue from Ocwen’s declining portfolio and lower delinquencies, resulting in a decline of only 2% compared to the third quarter of 2015.

While third quarter 2016 service revenue of $239.8 million was relatively flat compared to third quarter 2015, pretax income attributable to Altisource(1) of $17.9 million and adjusted pretax income attributable to Altisource(1) of $29.4 million declined by 56% and 42%, respectively. This was primarily the result of increased investments to support the Company’s growth initiatives, service revenue mix changes and technology price concessions provided to Ocwen effective January 1, 2016. Net income attributable to Altisource of $10.6 million was further impacted by an increase in the 2016 effective tax rate and adjustments to true-up tax expense from prior quarters, resulting in an anticipated 2016 annual effective tax rate of approximately 20%. The effective tax rate increased primarily due to lower pretax income margins which changed the expected mix of taxable income across the jurisdictions in which we operate. Over the next couple of years, the Company believes that margins will expand and the effective cash tax rate will return to a rate that is closer to Altisource’s historical rate.

“During the quarter, Altisource continued to execute on its strategy to diversify and grow its customer base through our four initiatives. We believe the investments in our diversification strategy along with the growing stability of our largest customers position us to be a larger, stronger company,” said Chief Executive Officer William B. Shepro.

Shepro further commented, “While we have experienced tremendous non-Ocwen service revenue growth over the last three years, we have not achieved our very high growth expectations for 2016. In our Servicer Solutions initiative, this is primarily a function of timing as it is taking substantially longer than anticipated to achieve stabilized revenue from new customers and close transactions from our robust pipeline of opportunities. We fully expect that we will achieve our revenue growth expectations as we reach stabilization with our newer clients and continue to win new business. In our Consumer Real Estate Solutions initiative, we launched our buy side brokerage offering in February 2016 in two initial markets. We have since expanded to 18 markets, and the good news is that the consumer interest in our offering has more than met our expectations. However, we did not have sufficient capacity to respond to all of the leads and our initial approach did not provide a sufficient in-person experience to manage a prospect from lead to home purchase. We are adjusting our operational model and the changes are beginning to make a difference, better positioning us to capitalize on this very large market opportunity.”

Third Quarter 2016 Results Compared to Second Quarter 2016 and Third Quarter 2015:

•	Service revenue of $239.8 million, a 1% decrease compared to the second quarter 2016 and a 2% decrease compared to the third quarter 2015

•	Pretax income attributable to Altisource(1) of $17.9 million, a 23% decrease compared to the second quarter 2016 and a 56% decrease compared to the third quarter 2015

•	Adjusted pretax income attributable to Altisource(1) of $29.4 million, an 18% decrease compared to the second quarter 2016 and a 42% decrease compared to the third quarter 2015

•	Net income attributable to Altisource of $10.6 million, a 47% decrease compared to the second quarter 2016 and a 71% decrease compared to the third quarter 2015

•	Adjusted net income attributable to Altisource(1) of $17.6 million, a 43% decrease compared to the second quarter 2016 and a 62% decrease compared to the third quarter 2015

•	Diluted earnings per share of $0.54, a 47% decrease compared to the second quarter 2016 and a 70% decrease compared to the third quarter 2015

•	Adjusted diluted earnings per share(1) of $0.90, a 43% decrease compared to the second quarter 2016 and a 60% decrease compared to the third quarter 2015

•
Cash from operations of $36.6 million, a 9% decrease compared to the second quarter 2016 and a 33% decrease compared to the third quarter 2015; cash from operations would have been $43.2 million had the Company not invested $6.6 million for the purchase of real estate in the Real Estate Investor Solutions business that Altisource is renovating and will resell

Third Quarter 2016 highlights include:

Servicer Solutions:

•	Executed a master services agreement with a top ten bank customer and signed a statement of work with this customer to provide Equator software to manage its short sales

•	Executed an agreement with a mortgage insurance company to manage and sell its REO

•	Acquired Granite Loan Management of Delaware, LLC, a residential and commercial loan disbursement processing, risk mitigation and construction inspection services company, for $9.6 million

Origination Solutions:

•	Grew third quarter 2016 service revenue in the Origination Solutions businesses by 22% over the second quarter of 2016

Consumer Real Estate Solutions:

•	Grew the total number of Owners.com monthly leads from 5,000 in April 2016 to 28,000 in September 2016, a 460% increase

•	Grew the total number of Owners.com real estate agents from 21 as of July 1, 2016 to 97 as of September 30, 2016

•	Launched the beta version of the Owners.com real estate agent app in mid-October 2016

Real Estate Investor Solutions:

•
Executed an agreement with RESI providing a limited waiver of Altisource’s exclusive right to provide property management and other services to RESI relating to its acquisition of single family rental homes from investment funds sponsored by Amherst Holdings LLC (the “Amherst Portfolio Acquisition”) in exchange for the right to receive a $60 million payment from RESI in the event that it sells, liquidates or otherwise disposes of 50% or more of its single family rental portfolio managed by Altisource(2)

•	Provided due diligence and title services to RESI in connection with the Amherst Portfolio Acquisition

Capital Allocation

•	Repurchased $14.6 million of our common stock (0.5 million shares at an average price of $28.68 per share)

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(1)	This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.

(2)	The terms are more fully described in the Amendment and Waiver Agreement which we filed with the Securities and Exchange Commission on Form 8-K on October 3, 2016.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, Altisource’s ability to integrate acquired businesses, retain key executives or employees, retain existing customers and attract new customers, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, availability of adequate and timely sources of liquidity and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.

Webcast

Altisource will host a webcast at 11:00 a.m. EDT today to discuss our third quarter results. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Altisource

Altisource Portfolio Solutions S.A. is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries. Altisource’s proprietary business processes, vendor and electronic payment management software and behavioral science-based analytics improve outcomes for marketplace participants. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Service revenue
Mortgage Services	$191,766	$182,222	$569,038	$492,277
Financial Services	17,566	21,314	57,376	66,977
Technology Services	41,544	51,437	120,291	159,399
Eliminations	(11,094)	(9,504)	(31,319)	(28,773)
Total service revenue	239,782	245,469	715,386	689,880
Reimbursable expenses	12,080	26,456	41,317	89,242
Non-controlling interests	883	851	1,973	2,457
Total revenue	252,745	272,776	758,676	781,579
Cost of revenue	161,922	147,394	475,919	425,593
Reimbursable expenses	12,080	26,456	41,317	89,242
Gross profit	78,743	98,926	241,440	266,744
Selling, general and administrative expenses	53,886	51,338	161,709	155,310
Change in the fair value of Equator Earn Out	—	—	—	(7,591)
Income from operations	24,857	47,588	79,731	119,025
Other income (expense), net:
Interest expense	(5,952)	(7,041)	(18,481)	(21,396)
Loss on HLSS equity securities and dividends received, net	—	—	—	(1,854)
Other income (expense), net	(109)	653	2,608	1,477
Total other income (expense), net	(6,061)	(6,388)	(15,873)	(21,773)

Income before income taxes and non-controlling interests	18,796	41,200	63,858	97,252
Income tax provision	(7,324)	(3,303)	(12,808)	(8,101)

Net income	11,472	37,897	51,050	89,151
Net income attributable to non-controlling interests	(883)	(851)	(1,973)	(2,457)

Net income attributable to Altisource	$10,589	$37,046	$49,077	$86,694

Earnings per share:
Basic	$0.57	$1.94	$2.63	$4.42
Diluted	$0.54	$1.82	$2.49	$4.19

Weighted average shares outstanding:
Basic	18,715	19,091	18,669	19,608
Diluted	19,568	20,411	19,738	20,688

Comprehensive income:
Net income	$11,472	$37,897	$51,050	$89,151
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on securities, net of income tax benefit (provision) of $(2,070), $0, $889, $0	5,016	—	(2,156)	—

Comprehensive income, net of tax	16,488	37,897	48,894	89,151
Comprehensive income attributable to non-controlling interests	(883)	(851)	(1,973)	(2,457)

Comprehensive income attributable to Altisource	$15,605	$37,046	$46,921	$86,694

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
SEGMENT FINANCIAL INFORMATION
(in thousands)
(unaudited)

	Three months ended September 30, 2016
	Mortgage Services	Financial Services	Technology Services	Corporate Items and Eliminations	Consolidated Altisource

Revenue
Service revenue	$191,766	$17,566	$41,544	$(11,094)	$239,782
Reimbursable expenses	12,047	33	—	—	12,080
Non-controlling interests	883	—	—	—	883
	204,696	17,599	41,544	(11,094)	252,745
Cost of revenue	132,399	13,238	38,557	(10,192)	174,002
Gross profit (loss)	72,297	4,361	2,987	(902)	78,743
Selling, general and administrative expenses	27,543	4,002	6,115	16,226	53,886
Income (loss) from operations	44,754	359	(3,128)	(17,128)	24,857
Total other income (expense), net	8	28	1	(6,098)	(6,061)

Income (loss) before income taxes and non-controlling interests	$44,762	$387	$(3,127)	$(23,226)	$18,796

	Three months ended September 30, 2015
	Mortgage Services	Financial Services	Technology Services	Corporate Items and Eliminations	Consolidated Altisource

Revenue
Service revenue	$182,222	$21,314	$51,437	$(9,504)	$245,469
Reimbursable expenses	26,433	23	—	—	26,456
Non-controlling interests	851	—	—	—	851
	209,506	21,337	51,437	(9,504)	272,776
Cost of revenue	122,724	15,418	44,419	(8,711)	173,850
Gross profit (loss)	86,782	5,919	7,018	(793)	98,926
Selling, general and administrative expenses	23,399	4,553	7,628	15,758	51,338
Income (loss) from operations	63,383	1,366	(610)	(16,551)	47,588
Total other income (expense), net	9	31	38	(6,466)	(6,388)

Income (loss) before income taxes and non-controlling interests	$63,392	$1,397	$(572)	$(23,017)	$41,200

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
SEGMENT FINANCIAL INFORMATION
(in thousands)
(unaudited)

	Nine months ended September 30, 2016
	Mortgage Services	Financial Services	Technology Services	Corporate Items and Eliminations	Consolidated Altisource

Revenue
Service revenue	$569,038	$57,376	$120,291	$(31,319)	$715,386
Reimbursable expenses	41,232	85	—	—	41,317
Non-controlling interests	1,973	—	—	—	1,973
	612,243	57,461	120,291	(31,319)	758,676
Cost of revenue	381,543	41,645	122,874	(28,826)	517,236
Gross profit (loss)	230,700	15,816	(2,583)	(2,493)	241,440
Selling, general and administrative expenses	83,119	12,515	20,113	45,962	161,709
Income (loss) from operations	147,581	3,301	(22,696)	(48,455)	79,731
Total other income (expense), net	57	63	101	(16,094)	(15,873)

Income (loss) before income taxes and non-controlling interests	$147,638	$3,364	$(22,595)	$(64,549)	$63,858

	Nine months ended September 30, 2015
	Mortgage Services	Financial Services	Technology Services	Corporate Items and Eliminations	Consolidated Altisource

Revenue
Service revenue	$492,277	$66,977	$159,399	$(28,773)	$689,880
Reimbursable expenses	89,139	103	—	—	89,242
Non-controlling interests	2,457	—	—	—	2,457
	583,873	67,080	159,399	(28,773)	781,579
Cost of revenue	350,238	46,058	144,565	(26,026)	514,835
Gross profit (loss)	233,635	21,022	14,834	(2,747)	266,744
Selling, general and administrative expenses	69,188	13,856	22,189	50,077	155,310
Change in the fair value of Equator Earn Out	—	—	(7,591)	—	(7,591)
Income (loss) from operations	164,447	7,166	236	(52,824)	119,025
Total other income (expense), net	28	21	21	(21,843)	(21,773)

Income (loss) before income taxes and non-controlling interests	$164,475	$7,187	$257	$(74,667)	$97,252

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	September 30, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$134,948	$179,327
Available for sale securities	45,174	—
Accounts receivable, net	101,580	105,023
Prepaid expenses and other current assets	31,927	21,751
Total current assets	313,629	306,101

Premises and equipment, net	109,785	119,121
Goodwill	89,905	82,801
Intangible assets, net	162,976	197,003
Deferred tax assets, net	4,847	3,619
Other assets	12,190	13,153

Total assets	$693,332	$721,798

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$101,361	$91,871
Current portion of long-term debt	5,945	5,945
Deferred revenue	10,927	15,060
Other current liabilities	13,846	16,266
Total current liabilities	132,079	129,142

Long-term debt, less current portion	468,689	522,233
Other non-current liabilities	13,790	18,153

Equity:
Common stock ($1.00 par value; 25,413 shares authorized and issued and 18,878 outstanding as of September 30, 2016; 25,413 shares authorized and issued and 19,021 outstanding as of December 31, 2015)	25,413	25,413
Additional paid-in capital	101,013	96,321
Retained earnings	359,435	369,270
Accumulated other comprehensive loss	(2,156)	—
Treasury stock, at cost (6,535 shares as of September 30, 2016 and 6,392 shares as of December 31, 2015)	(406,559)	(440,026)
Altisource equity	77,146	50,978

Non-controlling interests	1,628	1,292
Total equity	78,774	52,270

Total liabilities and equity	$693,332	$721,798

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine months ended September 30,
	2016	2015

Cash flows from operating activities:
Net income	$51,050	$89,151
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,521	27,637
Amortization of intangible assets	36,432	27,995
Loss on HLSS equity securities and dividends received, net	—	1,854
Change in the fair value of acquisition related contingent consideration	(1,174)	(7,302)
Share-based compensation expense	4,692	3,258
Bad debt expense	763	3,477
Gain on early extinguishment of debt	(5,464)	(1,986)
Amortization of debt discount	307	379
Amortization of debt issuance costs	850	1,045
Deferred income taxes	17	54
Loss on disposal of fixed assets	30	50
Changes in operating assets and liabilities:
Accounts receivable	3,505	(19,681)
Prepaid expenses and other current assets	(10,167)	2,001
Other assets	496	2,085
Accounts payable and accrued expenses	7,005	(20,876)
Other current and non-current liabilities	(9,828)	10
Net cash provided by operating activities	106,035	109,151

Cash flows from investing activities:
Additions to premises and equipment	(16,525)	(27,670)
Acquisition of businesses, net of cash acquired	(9,617)	(11,193)
Purchase of available for sale securities	(48,219)	(29,966)
Proceeds received from sale of and dividends from HLSS equity securities	—	28,112
Other investing activities	266	722
Net cash used in investing activities	(74,095)	(39,995)

Cash flows from financing activities:
Repayment and repurchases of long-term debt	(49,237)	(29,087)
Proceeds from stock option exercises	8,876	332
Purchase of treasury stock	(34,321)	(48,971)
Distributions to non-controlling interests	(1,637)	(2,144)
Other financing activities	—	(500)
Net cash used in financing activities	(76,319)	(80,370)

Net decrease in cash and cash equivalents	(44,379)	(11,214)
Cash and cash equivalents at the beginning of the period	179,327	161,361

Cash and cash equivalents at the end of the period	$134,948	$150,147

Supplemental cash flow information:
Interest paid	$17,244	$19,770
Income taxes paid, net	14,178	6,638

Non-cash investing and financing activities:
Acquisition of businesses with restricted shares	$—	$14,427
Increase (decrease) in payables for purchases of premises and equipment	2,458	(5,326)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Pretax income attributable to Altisource, adjusted pretax income attributable to Altisource, adjusted net income attributable to Altisource and adjusted diluted earnings per share are non-GAAP measures used by management, existing shareholders and potential shareholders to measure Altisource’s performance. Pretax income attributable to Altisource is calculated by deducting non-controlling interests from income before income taxes and non-controlling interests. Adjusted pretax income attributable to Altisource is calculated by adding intangible asset amortization expense to, and deducting the gain associated with the reduction of the Equator earn out liability from, pretax income attributable to Altisource. Adjusted net income attributable to Altisource is calculated by adding intangible asset amortization expense (net of tax) to, and deducting the gain associated with the reduction of the Equator earn out liability (net of tax) from, GAAP net income attributable to Altisource. Adjusted diluted earnings per share is calculated by dividing net income attributable to Altisource plus intangible asset amortization expense (net of tax) less the gain associated with the reduction of the Equator earn out liability (net of tax) by the weighted average number of diluted shares. Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended September 30,		Three months ended June 30,	Nine months ended September 30,
	2016	2015	2016	2016	2015

Income before income taxes and non-controlling interests	$18,796	$41,200	$23,977	$63,858	$97,252

Non-controlling interests	(883)	(851)	(692)	(1,973)	(2,457)

Pretax income attributable to Altisource	17,913	40,349	23,285	61,885	94,795

Amortization of intangible assets	11,465	10,118	12,756	36,432	27,995
Gain on Equator earn out liability	—	—	—	—	(7,591)

Adjusted pretax income attributable to Altisource	$29,378	$50,467	$36,041	$98,317	$115,199

Net income attributable to Altisource	$10,589	$37,046	$19,994	$49,077	$86,694

Amortization of intangible assets	11,465	10,118	12,756	36,432	27,995
Tax benefit on amortization of intangible assets	(4,467)	(811)	(1,751)	(7,307)	(2,332)
Amortization of intangible assets, net of tax	6,998	9,307	11,005	29,125	25,663

Gain on Equator earn out liability	—	—	—	—	(7,591)
Tax provision from the gain on Equator earn out liability	—	—	—	—	651
Gain on Equator earn out liability, net of tax	—	—	—	—	(6,940)

Adjusted net income attributable to Altisource	$17,587	$46,353	$30,999	$78,202	$105,417

Diluted earnings per share	$0.54	$1.82	$1.02	$2.49	$4.19

Amortization of intangible assets, net of tax, per diluted share	0.36	0.46	0.56	1.48	1.24
Gain on Equator earn out liability, net of tax, per diluted share	—	—	—	—	(0.34)

Adjusted diluted earnings per share	$0.90	$2.27	$1.58	$3.96	$5.10

Weighted average shares outstanding - diluted	19,568	20,411	19,604	19,738	20,688
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Note: Amounts may not add to the total due to rounding.